UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2014

HANNON ARMSTRONG SUSTAINABLE INFRASTRUCTURE CAPITAL, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-35877	46-1347456
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1906 Towne Centre Blvd, Suite 370 Annapolis,

Maryland 21401

(Address of principal executive offices)

(410) 571-9860

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

The information set forth under Items 2.01 and 2.03 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 1.01.

Item 2.01.	Completion of Acquisition or Disposition of Assets

On May 28, 2014, Hannon Armstrong Sustainable Infrastructure Capital, Inc. (the “Company”) issued a press release announcing the acquisition of all of the outstanding member interests in American Wind Capital Company, LLC (“AWCC”) from Northwharf Nominees Limited, DBD AWCC LLC, NGP Energy Technology Partners II, L.P. and C.C. Hinckley Company, LLC (collectively, the “Sellers”) in exchange for approximately $106.9 million in cash (the “Purchase Price”) pursuant to a Unit Purchase Agreement (the “Purchase Agreement”) dated as of May 28, 2014. The Company did not assume any of AWCC’s indebtedness in connection with the transaction. The Purchase Price is subject to customary post-closing net working capital adjustments.

In the transaction, the Company acquired more than 7,500 acres of land leased to three solar projects with a value of approximately $60 million and the rights to payments from 11 additional land leases for a diversified portfolio of wind projects with a value of approximately $27 million. In addition, another portfolio of 46 smaller streams of payments from land leases on wind projects was also purchased.

In addition, the Company entered into a three year mutually exclusive origination and servicing agreement with an entity owned by former employees and minority owners of AWCC. Under this agreement, this entity has agreed to (a) originate new similar transactions for the benefit of the Company and (b) service the existing and any new assets originated by them for the benefit of the Company. The Company paid approximately $600,000 in cash as consideration for this agreement. The entity may earn additional consideration pursuant to this agreement upon the achievement of certain objectives.

The foregoing description of the Purchase Agreement is not complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which the Company intends to file with the Securities and Exchange Commission as an exhibit to a subsequent report.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On May 28, 2014, the Company amended its senior secured credit facility to, among other things, upsize the commitment amount of the Project Financing Loan Agreement from $150 million to $250 million and the maximum advances allowed under the facility from $700 to $900 million. The amendment also expanded the eligibility criteria to reflect current market opportunities in distributed energy assets.

A copy of the amendment is attached as Exhibit 1.1 to this Current Report on Form 8-K. The foregoing description of the Loan Agreement amendment is not complete and is qualified in its entirety by reference to the full text of the amendment.

Item 9.01.	Financial Statements and Exhibits.

(a)	It is not practicable to provide the financial statements at this time. Such financial statements, to the extent required, will be filed as an amendment to this Current Report on Form 8-K no later than 71 days after the deadline for filing this Form 8-K.

(b)	It is not practicable to provide pro forma financial information at this time. Such financial statements, to the extent required, will be filed as an amendment to this Current Report on Form 8-K no later than 71 days after the deadline for filing this Form 8-K.

(c)	Exhibits

Exhibit No.	Description

1.1	Amendment No. 2 to PF Loan Agreement and Amendment No. 1 to Intercreditor Agreement dated as of May 28, 2014, by and among HASI CF I Borrower LLC, a Delaware limited liability company and HAT CF I Borrower LLC, a Delaware limited liability company and Bank of America, N.A.

SIGNATURES:

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANNON ARMSTRONG SUSTAINABLE INFRASTRUCTURE CAPITAL, INC.

June 3, 2014	By:	/s/ Steven L. Chuslo
	Name:	Steven L. Chuslo
	Title:	Executive Vice President and General Counsel

4